[WOODWARD-CLYDE GROUP, INC. COMPANY LETTERHEAD]

                                February 3, 1998

Mr. Frank S. Waller, P.E.
Woodward-Clyde Group, Inc.
Stanford Place 3, Suite 600
4582 South Ulster Street
Denver, CO  80237

Dear Frank:

         This letter (the "Agreement") sets forth the terms and conditions under which Woodward-Clyde Group, Inc. (the "Company") agrees to employ you, and is entered into as of November 17, 1997 (the "Effective Date").

         1.       Employment by the Company.

                  1.1 Subject to terms set forth in this Agreement, the Company agrees to employ you in an executive position and you hereby accept such employment effective as of the Effective Date. The term of your employment with the Company will be from the Effective Date through December 31, 1999, subject to earlier termination as provided herein. From the Effective Date through December 31, 1998 during the term of your employment with the Company, you will devote your best efforts and substantially all of your business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company. From January 1, 1999 through December 31, 1999 during the term of your employment with the Company, you will devote your best efforts and substantially one half of your business time and attention (except for reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company. The Company may change your principal office of employment from time to time, but only with your prior approval, and provided that the Company will reimburse you for your reasonable relocation expenses in accordance with generally applicable policies of the Company.

                  1.2 Your employment by the Company shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

         2.       Compensation.

                  2.1 Salary. From the Effective Date through December 31, 1998, you shall receive for services to be rendered under this Agreement an annualized base salary of $200,000, and from January 1, 1999 through December 31, 1999, you shall receive for services to be

                                       1.

rendered under this Agreement an annualized base salary of $100,000. Salary shall be paid in accordance with Company's normal payroll practices for executives.

                  2.2  Incentive  Compensation.  Subject  to the  provisions  of
Section 2.3 below, you shall have a 30% Target Award Percentage under the Company's Incentive Compensation Plan with respect to the period from November 1, 1997 through October 31, 1998. You shall have no Target Award Percentage for the period November 1, 1998 through December 31, 1999.

                  2.3 Standard Company Benefits. During the term of your employment, you shall be entitled to all rights and benefits for which you are eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its executive employees generally; provided, however, that you shall be entitled to 10 weeks' vacation time for the period from the Employment Date through December 31, 1998 and no vacation time thereafter, and further provided, however, that you and your dependents shall be entitled to coverage under the Company's group health plan as if you had remained actively employed by the Company through April 26, 2001, the date of your 65th birthday.

         3. Nondisclosure. During the term of this Agreement and thereafter, you agree that you will not, without the prior written consent of the Board of Directors of the Company, disclose or use for any purpose (except in the course of your employment under this Agreement and in furtherance of the business of the Company) confidential information or proprietary data of the Company or URS Corporation, or any parent, subsidiary or affiliated corporation or related entity of either of them, except as required by applicable law or legal process, in which case promptly and before disclosure you will give notice to the Company of any such requirement or process; provided, however, that confidential information shall not include any information available from another source on a nonconfidential basis, known generally to the public, or ascertainable from public or published information (other than as a result of unauthorized disclosure by you). You agree to deliver to the Company at the termination of your employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and URS Corporation or any parent, subsidiary or affiliated corporation or related entity of either of them, which you may then possess or have under your control.

         4. Termination of Employment.

                  4.1 Termination Without Cause or for Good Reason.

                           (a) The  Company  shall  have the right to  terminate
your employment with the Company at any time without Cause (as defined below), and you shall have the right to terminate your employment with the Company for Good Reason (as defined below).

                           (b) If your  employment  is terminated by the Company
without Cause (as defined below) or by you for Good Reason (as defined below) and not on account of Disability (as defined below) or death before December 31, 1999, the Company shall pay you in a lump sum an amount equivalent to your base salary otherwise payable under this Agreement from the date of termination until December 31, 1999, and shall continue to provide you and

                                       2.

your dependents with coverage under the Company's group health plan as if you had remained actively employed by the Company through April 26, 2001; provided, however, that in no event shall the Company be required to make or provide any such payment or benefit unless and until you have executed and delivered to the Company a release in the form of Exhibit A to this Agreement and seven (7) days have elapsed following such execution and delivery without your revocation of such release.

                           (c) "Good Reason" shall mean that either (i) you have
incurred a reduction in your base salary or (ii) the Company has breached its obligations under Section 1.1, and, at the time of such breach, you are in compliance with your obligations under Section 1.1 and under the other provisions of this Agreement.

                  4.2 Termination for Cause.

                           (a) The  Company  shall  have the right to  terminate
your employment with the Company at any time for Cause (as defined below).

                           (b) "Cause"  for  termination  shall  mean:  (i) your
substantial failure or omission to perform your duties hereunder, other than as a result of your death or Disability (as defined below); (ii) your act involving material injury to the Company or to URS Corporation (or any parent, subsidiary or affiliated corporation or related entity of either of them), willful or gross misconduct, fraud or dishonesty; (iii) your conviction of, or plea of "guilty" or "no contest" to, a felony; or (iv) your disobedience of orders and directives of the Chief Executive Officer of URS Corporation or his designee.

                           (c) If your  employment is terminated at any time for
Cause, you will be entitled only to compensation and benefits for the period preceding the effective date of the termination.

                  4.3 Termination an Account of Death or Disability.

                           (a) Your employment will terminate  automatically  in
the event of your death, and in such event you will be entitled only to compensation and benefits for the period preceding the date of your death; provided, however, that death benefits under Company plans or programs in which you participated prior to your death will be provided in accordance with their terms, and further provided, however, that coverage under the Company's group health plan for your dependents shall continue as if you had remained actively employed by the Company through April 26, 2001.

                           (b) The Company may terminate your  employment due to
Disability. For purposes of this Agreement, Disability shall mean either: (i) you have qualified for long-term disability benefits under a plan, program or arrangement maintained by the Company or a parent, subsidiary or affiliated corporation or related entity of the Company; or (ii) you are unable to perform the normal duties assigned to you under this Agreement for a continuous period of 60 calendar days or any incapacity, however caused, that, in the good faith opinion of the Chief Executive Officer of URS Corporation or his designee, is likely to prevent you from performing the normal duties assigned to you under this Agreement for more than 90 calendar days in any twelve consecutive month period (taking into account, in the case of such an inability or

                                       3.

incapacity which is a physical or mental impairment that substantially limits one or more of your major life activities, reasonable accommodation that would not impose an undue hardship on the Company, as the terms "reasonable accommodation" and "undue hardship" are defined in the Americans With Disabilities Act of 1990, as amended). In the event of such a termination on account of Disability, you will be entitled only to compensation and benefits for the period preceding the effective date of termination; provided, however, that disability benefits under Company plans or programs in which you participated prior to termination will be provided in accordance with their terms, and further provided, however, that coverage under the Company's group health plan for you and your dependents shall continue as though you had remained actively employed by the Company through April 26, 2001.

                  4.4 Voluntary or Mutual Termination.

                           (a) You may  voluntarily  terminate  your  employment
with the Company at any time without Good Reason, and in such event you will be entitled only to compensation and benefits for the period preceding the date of such termination.

                           (b) You and the Company may mutually agree in writing
to the termination of your employment at any time, and in such event you will be entitled to such compensation and benefits as may be mutually agreed with the Company at that time.

         5. General Provisions.

                  5.1 Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy) or the third day after mailing by first class mail, to the Company at its primary office location and to you at your address as listed on the Company payroll.

                  5.2 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision, which shall remain fully effective.

                  5.3 Waiver. If either party should waive any breach of any provisions of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

                  5.4 Complete Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by you or the Company with respect to the subject matter hereof. As of the Effective Date, this Agreement supersedes all prior employment agreements and severance agreements between the parties, their parents, subsidiaries and affiliates and their respective predecessors.

                  5.5 Arbitration. Except for any action by the Company seeking injunctive relief against you, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or your employment with the Company or the terms and conditions or termination thereof, or any action or omission of any kind whatsoever in the course of or connected in any way with any relations between the Company and you, shall be finally settled

                                       4.

by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be administered by the San Francisco, California regional office of such Association and shall be conducted at the San Francisco, California offices of such Association or at such other location in San Francisco, California as such Association may designate. All fees and expenses of the arbitrator and such Association shall be borne as designated by the arbitrator.

                  5.6 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and our respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties hereunder and may not assign any of your rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

                  5.7 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

                  5.8 Withholding. All payments pursuant to this Agreement shall be subject to all applicable tax withholding.

         If you are in agreement with the foregoing, please so indicate in the space provided below. Please execute both of the copies of this Agreement that have been provided and return one of them to me; the other is for your records.

Woodward-Clyde Group, Inc.


By:  /s/ Kent P. Ainsworth
   ------------------------------
         Kent P. Ainsworth
         Vice President


/s/ Frank S. Waller
---------------------------------
Frank S. Waller

Date:   February 3, 1998
      ---------------------------

                                       5.

                                    EXHIBIT A

                                 GENERAL RELEASE


         This General Release ("Release") is executed and delivered by Frank S. Waller ("Employee") to and for the benefit of URS Corporation, a Delaware corporation, and any parent, subsidiary or affiliated corporation or related entity of URS Corporation, including without limitation Woodward-Clyde Group, Inc. and any parent, subsidiary or affiliated corporation or related entity of Woodward-Clyde Group, Inc. (collectively, the "Company").

         In  consideration  of certain  benefits  which  Employee  will  receive following termination of employment pursuant to the terms of the Agreement entered into as of November 1, 1997 between the Employee and the Company (the "Agreement"), the sufficiency of which Employee hereby acknowledges, Employee hereby agrees not to sue and fully, finally, completely and generally releases, absolves and discharges Company, its predecessors, successors, subsidiaries, parents, related companies and business concerns, affiliates, partners, trustees, directors, officers, agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter collectively referred to as "Releasees") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, arbitrations, unfair labor practice charges, wages, vacation payments, severance payments, obligations, commissions, overtime payments, workers compensation claims, debts, profit sharing or bonus claims, expenses, damages, judgments, orders and/or liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown to Employee which Employee now owns or holds or has at any time owned or held as against Releasees, or any of them through the date Employee executes this Release ("Claims"), including specifically but not exclusively and without limiting the generality of the foregoing, any and all Claims arising out of or in any way connected to Employee's employment with or separation of employment from Company including any Claims based on contract, tort, wrongful discharge, fraud, breach of fiduciary duty, attorneys' fees and costs, discrimination in employment, any and all acts or omissions in contravention of any federal or state laws or statutes (including, but not limited to, federal or state securities laws, any deceptive trades practices act or any similar act in any other state and the Racketeer Influenced and Corrupt Organizations Act), and any right to recovery based on state or federal age, sex, pregnancy, race, color, national origin, marital status, religion, veteran status, disability, sexual orientation, medical condition, union affiliation or other anti-discrimination laws, including, without limitation, Title VII, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the National Labor Relations Act, the California Fair Employment and Housing Act, and any similar act in effect in any jurisdiction applicable to Employee or the Company, all as amended, whether such claim be based upon an action filed by Employee or by a governmental agency.

         From the date of Employee's termination of employment through October 31, 1999, Employee agrees (i) to assist, as reasonably requested by Company, in the transition of Employee's responsibilities and (ii) not to solicit any employee of Company to terminate or cease employment with Company. Without superseding any other agreements, including the Agreement, and obligations Employee has with respect thereto, (i) Employee agrees not to divulge any information that might be of a confidential or proprietary nature relative to


                                       1.

Company, and (ii) Employee agrees to keep confidential all information contained in this Release (except to the extent (A) Company consents in writing to disclosure, (B) Employee is required by process of law to make such disclosure and Employee promptly notifies Company of receipt by Employee of such process, or (C) such information previously shall have become publicly available other than by breach hereof on the part of Employee).

         Employee acknowledges and agrees that neither anything in this Release nor the offer, execution, delivery, or acceptance thereof shall be construed as an admission by Company of any kind, and this Release shall not be admissible as evidence in any proceeding except to enforce this Release.

         It is the intention of Employee in executing this instrument that it shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified. In furtherance of this intention, Employee hereby expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified, and elects to assume all risks for claims that now exist in Employee's favor, known or unknown, that are released under this Release. Employee acknowledges Employee may hereafter discover facts different from, or in addition to, those Employee now knows or believes to be true with respect to the claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, damages, judgments, orders and liabilities herein released, and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.

         If any provision of this Release or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Release which can be given effect without the invalid provision or application. To this end, the provisions of this Release are severable.

         Employee represents and warrants that Employee has not heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any claim, demand, right, damage, liability, debt, account, action, cause of action, or any other matter herein released.

                               NOTICE TO EMPLOYEE

         The law requires that Employee be advised and Company hereby advises Employee in writing to consult with an attorney and discuss this Release before executing it. Employee acknowledges Company has provided to Employee at least 21 calendar days within which to review and consider this Release before signing it.

         Should Employee decide not to use the full 21 days, then Employee knowingly and voluntarily waives any claims that Employee was not in fact given that period of time or did not use the entire 21 days to consult an attorney and/or consider this Release. Employee acknowledges that Employee may revoke this Release for up to seven calendar days following Employee's execution of this Release and that it shall not become effective or enforceable until

                                       2.

the revocation period has expired. Employee further acknowledges and agrees that such revocation must be in writing addressed to Company as follows:
_____________________, and received by Company as so addressed not later than midnight on the seventh day following execution of this Release by Employee. If Employee so revokes this Release, the Release shall not be effective or enforceable and Employee will not receive the monies and benefits described above. If Employee does not revoke this Release in the time frame specified above, the Release shall become effective at 12:00:01 A.M. on the eighth day after it is signed by Employee.


                PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A
                GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         I have read and understood the foregoing General Release, have been advised to and have had the opportunity to discuss it with anyone I desire, including an attorney of my own choice, and I accept and agree to its terms, acknowledge receipt of a copy of the same and the sufficiency of the monies and benefits described above, and hereby execute this Release voluntarily and with full understanding of its consequences.


Dated: ______________                   _______________________________________
                                                      Employee



                                       3.